Exhibit 10.8

Confidential

EFFECTIVE DATE: SEPTEMBER 16, 2022

RE:	Extension of Maturity Date and Suspension of Financial Covenant Tests

This letter amendment (this “Amendment”) is in reference to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of November 7, 2016, entered into by RW National Holdings, LLC, a Delaware limited liability company (“RWN”), RW OpCo, LLC, a Delaware limited liability company (“OpCo,” and together with RWN, “Borrowers”), and St. Cloud Capital Partners III SBIC, L.P., a Delaware limited partnership (“Purchaser”), as amended by that certain Omnibus Amendment to Securities Purchase Agreement and 12% Secured Promissory Note, dated May 16, 2022 (the “Second Amendment”) and as otherwise amended, supplemented or otherwise modified from time to time. Unless the context herein otherwise indicates, capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement, as amended, supplemented or otherwise modified through the date hereof.

1. Due Date. As of the Effective Date, Purchaser hereby agrees that the definition of “Due Date” in Section 4.1(2) of the Second Amendment is hereby amended to mean September 30, 2023.

2. Suspension of Financial Covenants. Purchaser agrees that for the periods ending September 30, 2022, December 31, 2022 and March 31, 2023, the Borrowers shall not be required to comply with any financial covenant tests contained in Section 6.5.9 of the Purchase Agreement; provided, that in the case of the periods ending December 31, 2022 and March 31, 2023, such performance shall be excused solely to the extent that the Closing Date under the BCA has not occurred on or prior to the date the applicable financial covenant is tested.

3. Further Subordination of Sponsor Transaction Fees. Section 5.2(a) of the Second Amendment is hereby amended by (i) deleting the reference to “$96,600,000” and inserting “91,600,000” in lieu thereof and (ii) deleting the reference to “$35,000,000” and inserting “$30,000,000” in lieu thereof. Purchaser, Borrowers and Sponsor Member agree that, in the event that, at the consummation of the DeSPAC Transaction, the Borrowers and SPAC have Transaction Proceeds of at least $91,600,000, Borrowers and Sponsor Member shall defer the payment of that portion of the Sponsor Member Transaction Fees necessary to allow Borrowers to redeem as many of the PubCo Shares from Purchaser as possible as of the consummation of the DeSPAC Transaction at the Redemption Price.

4. Interest Reserve. The Borrowers acknowledge and agree that they shall continue to maintain the Interest Reserve Account and comply with the Interest Reserve Account Covenant at all times until payment in full of the Obligations and termination of the Loan Documents.

5. Acknowledgement of Covenant to Register Shares. The Borrowers acknowledge the continuing requirement to register the PubCo A Shares as required pursuant to Section 5.5 of the Second Amendment.

6. Conditions to Effectiveness. The effectiveness of the terms and provisions of this Amendment is subject to the following conditions precedent:

a. Purchaser’s receipt of this Amendment, duly authorized, executed and delivered by each Borrower and Sponsor, together with such other documents, agreements and instruments as Purchaser may require or reasonably request;

b. Purchaser’s receipt of all fees and other amounts payable on or prior to the closing date of this Amendment, including all attorneys’, consultants’ and other professionals’ fees and expenses incurred by Purchaser; and

c. All representations under this Amendment and the Loan Documents are true and correct in all material respects (other than any representations or warranties which contain a materiality or similar qualification, which shall be true and correct in all respects).

7. Release. In consideration of the agreements of Purchaser contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, Sponsor and each other Loan Party, on behalf of itself and its successors and assigns, and its present and fommer members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (each Borrower, each other Loan Party and all such other Persons and agents acting in any such capacity, being hereinafter referred to collectively as the “Releasing Parties” and individually as a “Releasing Party”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Purchaser and each of Purchaser’s successors and assigns, present and former shareholders, members, managers, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Purchaser and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from any and all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Agreement, in each case for or on account of, or in relation to, or in any way in connection with this Agreement, the Purchase Agreement, any of the other Loan Documents or any of the transactions hereunder or thereunder. Releasing Parties hereby represent to the Releasees that they have not assigned or transferred any interest in any Claims against any Releasee prior to the date hereof.

Each Borrower, Sponsor and each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Borrower, Sponsor and each other Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

8. Covenant Not to Sue. Each Releasing Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party herein. If any Releasing Party violates the foregoing covenant, each Borrower, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

9. Continuing Effect of Purchase AECTeement. Except as modified pursuant hereto, no other changes or modifications to the Purchase Agreement or any other Loan Document are intended or implied by this Amendment and in all other respects the Purchase Agreement and the other Loan Documents hereby are ratified and reaffirmed by all parties hereto as of the date hereof. To the extent of any conflict between the terms of this Amendment, the Purchase Agreement and the other Loan Documents, the terms of this Amendment will govern and control. The Purchase Agreement and this Amendment will be read and construed as one agreement.

10. Reviewed By Attornes. Each Borrower represents and warrants to Purchaser that it (a) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to discuss this Amendment with, and have this Amendment reviewed by, such attorneys and other persons as such Borrower may wish, and (c) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto will be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.

11. Governing Law, Consent to Jurisdiction and Venue. THIS AMENDMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH BORROWER AND PURCHASER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER OR PURCHASER, AS APPLICABLE, BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER OR PURCHASER, AS APPLICABLE, AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

12. Jury Trial Waivers. EACH BORROWER AND PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER AND PURCHASER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER AND PURCHASER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

13. Miscellaneous. Except as set forth in this letter amendment, all other terms, conditions and provisions of the Purchase Agreement and Amendment shall remain unaffected, and in full force and effect. This letter may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original, but all of which when taken together shall constitute one and the same letter. A party may execute this letter via delivery of an executed counterpart hereof by facsimile or electronic mail (i.e. PDF) and such facsimile or electronic signatures shall be treated as original signatures for all purposes.

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Please evidence your agreement to the above by exectuing and retuning a copy of this letter amendment to the undersigned.

Very truly yours,

ST. CLOUD CAPITAL PARTNERS III SBIC, L.P.

By: SCGP III SBIC, LLC, its general partner

By:	/s/ Kacy Rozelle
Name:	Kacy Rozelle
Title:	Managing Member

[Acknowledgement and Consent Pages Follow]

Acknowledged and agreed as of the Execution Date:

BORROWERS:	RW NATIONAL HOLDINGS, LLC

	By:	/s/ Christopher Laurence
	Name:	Christopher Laurence
	Title:	Chief Executive Officer

RW OPCO, LLC

	By:	/s/ Christopher Laurence
	Name:	Christopher Laurence
	Title:	Chief Executive Officer

SPONSOR:	NORTHERN PACIFIC GROUP

	By:	/s/ Scott Honour
	Name:	Scott Honour
	Title:	Managing Partner